EXHIBIT 10.33

Fifth Third Bank

LOAN AND SECURITY AGREEMENT

            This Loan and Security Agreement (this "Agreement") dated as of June 27, 2006 is made by and between FIFTH THIRD BANK , a Michigan banking corporation, having an office at 401 South 4th Avenue, Louisville, Kentucky 40202 ("Lender"), and INDUSTRIAL SERVICES OF AMERICA, INC, a corporation organized under the laws of the State of Kentucky and having a principal place of business at 7100 Grade Lane, Louisville, Jefferson County, KY 40232 ("Borrower").

            1.         Loan.  Subject to the terms and conditions of this Agreement, Lender agrees to make a loan in a single advance (the "Loan") to the Borrower in an amount not to exceed Two Million Dollars and No Cents ($2,000,000.00) (the "Commitment").  Such Loan shall be made on or before, and the Lender's Commitment shall expire on February 19, 2007.  The Borrower shall give Lender notice (which shall be irrevocable) not later than 10:00 am (Eastern time) on the third Business Day prior to the requested day for the making of such Loan.  Such notice shall specify (a) the requested date for the making of such Loan which shall be a Business Day, and (b) the amount of such Loan which shall be an amount not to exceed the Commitment.  As used herein, the term "Business Day" means any day other than Saturday or Sunday or other days on which banks are authorized or required to close in Cincinnati, Ohio.

            2.         Principal and Interest.  The obligation to repay the Loan hereunder shall be evidenced by one or more promissory notes payable by Borrower to the order of Lender in substantially the form attached hereto as Exhibit A (as any such promissory note may be amended, amended and restated, supplemented or modified from time to time collectively referred to as the "Note").  The Note shall bear interest, be payable and mature as set forth in the Note.  Time is of the essence with respect to the payment and performance of the Obligations (as defined below) to be paid or otherwise performed under this Agreement, the Note and all of the other Loan Documents (as defined below).  Once repaid no loan proceeds may be reborrowed hereunder.  If Borrower fails to pay any amount due hereunder, Borrower shall pay to Lender a late payment fee equal to five (5%) of the amount of such payment.  Such fee shall be payable on demand and shall constitute part of the Obligations.  All amounts due hereunder and under the Note will be due on the dates or at the times specified hereunder or under the Note regardless of whether the Borrower has received any notice that such amounts are due.  Principal and interest payments, and any other amounts due hereunder, shall be made to Lender at the address specified above or such other address as Lender may designate from time to time, in writing.

            3.         Security.  As, security for the payment as and when due of the indebtedness of Borrower to Lender hereunder (and any renewals, extensions and modifications thereof) and under any other agreement or instrument (as the same may be renewed, extended or modified and hereinafter collectively referred to as the "Loan Documents"), both now in existence and hereafter created relating to Borrower's acquisition of Equipment (as defined in the Uniform Commercial Code), and the performance as and when due of all obligations of Borrower under this Agreement, the Note and the other Loan Documents (as the same may be renewed, extended or modified; and hereinafter collectively referred to as the "Obligations").  Borrower hereby grants to Lender a first priority security interest in and lien upon all Debtor's Equipment whether now owned or hereafter acquired and wherever located.  To extent not otherwise included, all Proceeds of each of the forgoing and all accessions to, substitutions and replacements therefor, and rents, profits and products of each of the foregoing and all attachments, accessories, accessions, replacements substitutions, additions or improvements to any of the foregoing, and products and proceeds of the foregoing including without limitation proceeds of insurance policies insuring the foregoing an all books and records with respects thereto (all of the foregoing personal property is hereinafter sometimes individually and sometimes collectively referred to as "Collateral").  Debtor shall make appropriate entries upon its financial statements and its books and records disclosing Secured Party's security interest in the Collateral.  Collateral shall also include all of Borrower's right, title and interest in all subleases (including the right to receive any payment thereunder and the right to make any election or determination or give any consent or waiver thereunder) of Equipment, and all chattel paper, accounts, security deposits and bills of sale relating thereto, and all insurance and requisition proceeds and all other payments of any kind with respect to the Equipment.  Borrower agrees that, with respect to the Collateral, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the applicable jurisdiction from time to time.

Conditions Precedent.

                        (a)        Concurrently with the execution hereof, or on or prior to the date on which Lender is to make the Loan hereunder, Borrower shall cause to be provided to Lender the following: (1) a certificate of the secretary or assistant secretary of Borrower dated the date of such hereof (or of the Loan, if after the date of this Agreement) certifying (A) the incumbency of each of the officers executing the applicable Loan Documents, (B) a copy of the articles or certificate of incorporation, by-laws or code of regulations, and other applicable organizational documents of Borrower and (C) copies of any other documents evidencing the authorization of the corporate officers on behalf of the Borrower to execute, deliver and perform this Agreement and each other Loan Document; if requested by Lender, an opinion of counsel for Borrower in form and substance satisfactory to Lender as to the matters set forth in Section 11 and as to such other matters as Lender may reasonably request

                        (b)        The obligation of Lender to make the Loan hereunder is subject to the satisfaction (or waiver by Lender) of each of the following conditions prior to the date specified for the Loan: (i) Lender shall have received each of the following documents in form and substance satisfactory to Lender: (A) a certificate executed by the president or chief financial officer of Borrower certifying that the representations and warranties of Borrower contained herein and in each of the Loan Documents remain true and correct as of such date, and no Default or Event of Default (as defined in Section 12) has occurred both with and without giving effect to the transactions contemplated hereby; (B) copies of the invoice(s) or other evidence satisfactory to Lender, related to the acquisition cost of the Equipment to which the Loan relates; (C) a supplement to Schedule A (if applicable), describing the Equipment to which the Loan relates, to be attached to the Note issued in connection herewith; (D) upon delivery of such Equipment, copies of the bills of sale evidencing chain of title from the manufacturer or supplier to the Borrower with respect to such Equipment; (E) a Certificate of Acceptance (as defined in Section 4) relating to such Equipment; (ii) Lender shall have received, evidence satisfactory to Lender of the filing of Uniform Commercial Code financing statements or other records relating to the Equipment in form and substance satisfactory to Lender in the jurisdiction in which Borrower is a registered organization and such other jurisdictions as Lender may reasonably request; (iii) Lender shall have received evidence of insurance policies covering the Equipment which comply with the requirements of Section 6 hereof; (iv) the representations and warranties of Borrower contained herein and in each of the other Loan Documents shall be true and correct on and as of the date specified for the Loan both with and without giving effect to the making of the Loan, (v) no Default or Event of Default shall have occurred and be continuing or result from the transactions contemplated by the making of the Loan; (vi) Borrower shall have paid the fees and reasonable out-of-pocket expenses of Lender (including the fees and expenses of counsel to the Lender and any filing or recordation fees) incurred in connection with the negotiation, execution and delivery of the Loan documents relating thereto shall have been paid; and (h) no material adverse change in the existing or prospective financial condition or results of operations of Borrower or any guarantor of Borrower's obligations hereunder (a "Guarantor") which may affect the ability of Borrower to perform its obligations under the Loan Documents, or the ability of any Guarantor to perform its obligations under any Guaranty, shall have occurred since the date of the most recent audited financial statements of Borrower delivered to Lender.

            4.         Acceptance.  Upon delivery of any Equipment, Borrower shall execute and deliver to Lender a Certificate of Acceptance for such Equipment in form and substance satisfactory to the Lender (a "Certificate of Acceptance").  Such Certificate of Acceptance shall constitute Borrower's representation that such Equipment (a) was received by Borrower, (b) is satisfactory to Borrower in all respects, (c) is suitable for Borrower's purposes, (d) is in good order, repair and condition, (e) has been installed and operates properly, and (t) is subject to all of the terms and conditions of the Loan Documents.  Borrower's execution and delivery of a Certificate of Acceptance shall be conclusive evidence as between Lender and Borrower that the Items of Equipment described therein are in all of the foregoing respects satisfactory to Borrower, and Borrower shall not assert any claim of any nature whatsoever against Lender based on any of the foregoing matters; provided, however, that nothing contained herein shall in any way bar, reduce or defeat any claim that Borrower may have against the any manufacturer or supplier of such Equipment or any other person (other than Lender).

            5.         Use and Maintenance; Alterations.

                        (a)        Borrower covenants and agrees that it (i) shall use the Equipment solely in the conduct of its business, for the purpose, and in the manner, for which the Equipment was designed, (and shall not permanently discontinue use of the Equipment); (ii) shall operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (1) the supplier's or manufacturer's recommendations all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the supplier or manufacturer thereof or other service provider (including requiring all components, fuels and fluids installed in or used on the Equipment to meet the standards specified by such service provider from time to time), (2) the requirements of all applicable insurance policies, (3) the supply contract or purchase order, so as to preserve all of Borrower's and Lender's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (4) all applicable laws, and (5) the prudent practice of other similar companies in the same business as Borrower, but in any event, to no lesser standard than that employed by Borrower for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Borrower hereunder, except for ordinary wear and tear resulting despite Borrower's full compliance with the terms hereof, (iii) shall not discriminate against the Equipment with respect to scheduling of maintenance, parts or service; (iv) shall not change the location of any Equipment from that specified on Schedule A (or otherwise as Borrower informed Lender at the time the Loan was made) without the prior written consent of Lender and (v) to the extent requested by Lender, shall cause each item of Equipment to be continually marked, in a plain and distinct manner, with the following: "Subject to a Security Interest in favor of FIFTH THIRD BANK" or such other words designated by Lender on labels furnished by Lender.  If the location for any Equipment comprising collateral for the Loan is a facility leased by Borrower or owned by Borrower subject to one or more mortgage liens, upon the request of Lender, Borrower will obtain a real property waiver or waivers in form and substance satisfactory to Lender from the lenders or mortgagees of such facility.

                        (b)        Borrower, at its own cost and expense, will promptly replace all parts, appliances, systems, components, instruments and other equipment incorporated in, or installed on, the Equipment which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever.  In addition, in the ordinary course of maintenance, service repair, overhaul or testing, Borrower may remove any parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Borrower shall replace such parts as promptly as practicable.  All replacement parts shall be free and clear of all Liens (as defined in Section 5(c)) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the parts replaced, assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof.  Any replacement part installed, or incorporated on, the Equipment shall be considered an accession to such Equipment.

                        (c)        Borrower will keep the Equipment and its interest therein free and clear of all liens, claims, mortgages, charges and encumbrances of any type regardless of how arising ("Liens") other than the Lien of the Lender hereunder.  If any Lien shall attach to any Equipment, Borrower will provide written notification to Lender within five (5) days after Borrower receives notice of any such attachment stating the full particulars thereof and the location of such Equipment on the date of such notification.

                        (d)        At its sole option, Borrower may make any alteration, modification or attachment to the Equipment deemed appropriate by Borrower, provided that such alteration, modification, attachment is of a type which is readily removable without damage to the Equipment does not decrease the value, condition, utility or useful life of the Equipment or cause such Equipment to become a fixture (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), or real property or affect the insurability or impair any manufacturer's warranty with respect to the Equipment.  All alterations, modifications and attachments of whatsoever kind or nature made to any Equipment that cannot be removed without damaging or reducing the functional capability, economic value or insurability of the Equipment or impairing any manufacturer's warranty shall only be made with the prior written consent of the Lender and shall be deemed to be part of the Equipment and subject to the Lien of this Agreement.  Under no circumstance shall any alteration, modification or attachment be subjected by Borrower to any encumbrance other than the Lien of the Lender hereunder.

            6.         Insurance

                        (a)        Borrower shall provide, maintain and pay for insurance coverage with respect to the Equipment, insuring against, among other things, the loss, theft, damage, or destruction of the Equipment, in amounts acceptable to Lender, and public liability and property damage with respect to the use or operation of the Equipment in amounts acceptable to Lender.  All insurance against loss shall name Lender as the sole loss payee and all liability insurance shall name Lender and its successors and assignees and their subsidiaries and affiliated companies, and their successors and assigns as additional insureds.  All of such insurance shall be in form (including all endorsements required by Lender), and with companies, reasonably satisfactory to Lender.

                        (b)        All policies of insurance required hereunder shall (i) provide that any cancellation, expiration, lapse, or material modification shall not be effective as to the Lender for a period of thirty (30) days after receipt by Lender of written notice thereof; (ii) provide that premiums may be paid by the Lender, but without liability on the part of the Lender for such premiums; (iii) be primary without any right of set-off or right of contribution from any other insurance carried by the Lender (iv) contain breach of warranty provisions providing that, in respect of the interests of the Lender, the insurance shall not be invalidated by any action, inaction or breach of warranty, declaration, or condition by the Borrower or any other person or by any fact or information known to Lender; and (v) waive any right of subrogation against Lender.

            7.         Risk of Loss; Damage to Equipment.

                        (a)        Borrower shall bear the entire risk of loss and damage to any and all items of Equipment from any cause whatsoever, whether or not insured against.  No loss or damage shall relieve Borrower of the obligation to pay any amounts due under the Note or of any other Obligations.  An "Event of Loss" shall be deemed to have occurred with respect to any item of Equipment if such Item of Equipment or any material part thereof has been lost, stolen, requisitioned or condemned by any governmental authority, damaged beyond repair or damaged in such a manner that results in an insurance settlement on the basis of an actual or arranged total loss.

                        (b)        Upon any loss or damage to any item of Equipment not constituting an Event of Loss, Borrower will promptly notify Lender of such loss or damage, and in any event within thirty (30) days of such loss or damage (or such longer period as Lender shall determine in its sole discretion), place such item of Equipment in good condition and repair as required by the terms of this Agreement.  If an Event of Loss to any Item of Equipment has occurred, Borrower shall immediately notify Lender of same, and at the option of Lender, Borrower shall: (i) not more than thirty (30) days following such Event of Loss (or such longer period as Lender shall determine in its sole discretion) replace such Item of Equipment with replacement equipment (acceptable to Lender) in as good condition and repair, and with the same value remaining useful economic life and utility, as such replaced Item of Equipment immediately preceding the Event of Loss (assuming that such replaced Item of Equipment was in the condition required by this Agreement), which replacement equipment shall immediately, and without further act, be deemed to constitute Equipment and be fully subject to this Agreement as if it originally constituted part of the Equipment hereunder and shall be free and clear of all Liens; or (ii) prepay on the next succeeding Payment Date (as defined in the Note) (the "Prepayment Date"), together with all other amounts due and payable on such Payment Date, an amount equal to each installment of principal and interest payable under the Note on each Payment Date after the Prepayment Date, in each case, discounted from the Payment Date on which such payment would have been due to the Prepayment Date at a rate per annum equal to the then current yield, as reasonably determined by the Lender, on United States Treasury securities with a remaining life to maturity equal to or approximately equal to the period from the Prepayment Date to the Maturity Date.  Upon Lender's receipt of the payment required under clause (ii) above, Lender shall release its security interest in the Item of Equipment to which such payment relates.

            8.         Application of Proceeds.  Notwithstanding anything herein to the contrary, all funds received at any time by Lender, whether as a result of any loss of the Equipment, as a result of the exercise of any remedy or otherwise shall be applied as follows: (i) if the Note has not been accelerated pursuant to Section 12, in the following manner: first to the payment of all fees, charges and other sums (with exception of principal and interest) due and payable hereunder and under the Note, second, to the payment of all interest (including default interest) then due and payable on the outstanding principal of the Note, third, to the payment of all principal then due and payable on the Note, fourth, to the payment of the remaining principal on the Note in inverse order of maturity, and fifth, to the Borrower or such other person as may have an interest in such proceeds, as their interests may appear, and (ii) if the Note has been accelerated pursuant to Section 12, or if a Default or an Event of Default hereunder shall have occurred, in the following manner: first, to the payment or reimbursement of Lender for all costs, expenses and losses incurred or sustained by Lender in or incidental to the collection of the Obligations, or the exercise, protection or enforcement of all or any of the rights and remedies of Lender under the Loan Documents, and second, to the payment of all of the Obligations in the manner and order as provided in clause (i) above.

            9.         Financial, Other Information and Notices.

                        (a)        Borrower shall maintain a standard and modem system for accounting and shall furnish to Lender.

            (i)         Within thirty (30) days after the end of each quarter, a copy of Borrower's financial statements for that quarter and for the year to date compiled by a firm of independent certified public accountants acceptable to Lender, (which acceptance shall not be unreasonably withheld) and certified as complete and correct, subject to changes resulting from year-end adjustments, by the chief financial officer of Borrower.

            (ii)        Within one hundred twenty (120) days after the end of each fiscal year, a copy of Borrower's consolidated year end financial statements audited by a firm of independent certified public accountants acceptable to Lender (which acceptance shall not be unreasonably withheld) and accompanied by an audit opinion of such accountants without qualification.

All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.

                        (b)        Borrower shall provide prompt written notice to Lender (i) of any Event of Default (ii) of any loss or damage to any of the Equipment, and (iii) any existing or threatened investigation, claim or action by any governmental authority which could adversely affect the Equipment or this Loan.

                        (c)        Borrower shall furnish such other information as Lender may reasonably request from time to time relating to the Equipment, this Loan or the operation or condition of Borrower including, without limitation, such additional financial statements of the Borrower for such periods as Lender may request.

            10.       Inspections.  Lender may from time to time during Borrower's normal business hours, inspect the Equipment and Borrower's records with respect thereto.  Borrower shall cooperate with Lender in scheduling such inspection and in making the Equipment available for inspection by Lender or its designee at a single location as reasonably specified by Borrower.  Borrower will, upon reasonable request, provide a report on the condition of the Equipment, a record of its maintenance and repair, a summary of all items suffering any loss or damage, a certificate of no Event of Default, or such other information or evidence of compliance with Borrower's obligations under this Agreement as Lender may reasonably request.

            11.       Borrower's Representations and Warranties.  Borrower represents and warrants as of the date of execution and delivery of this Agreement and as of the date of the Loan as follows: (a) Borrower is a corporation organized under the laws of the State of Kentucky, having a principal place of business at 7100 Grade Lane, Louisville, Jefferson County, Kentucky, 40232, duly organized, validly existing under the laws of the jurisdiction of its organization with full power to enter into and to pay and perform its obligations under this Agreement and the other Loan Documents, and is duly qualified or licensed in all other jurisdictions where its failure to so qualify would adversely affect the conduct of its business or its ability to perform any of its obligations under or the enforceability of this Agreement; (b) this Agreement and all other Loan Documents have been duly authorized, executed and delivered by Borrower, are valid, legal and binding obligations of Borrower, are enforceable against Borrower in accordance with their terms and do not and will not contravene any provisions of or constitute a default under Borrower's organization documents, any agreement to which it is a party or by which it or any of its property is bound, or any applicable law, regulation or order of any governmental authority; (c) the proceeds of the Loan will be used exclusively to finance the acquisition of the Equipment; (d) Borrower is (or upon the acquisition thereof will be) the sole owner of, and has good and marketable title to, and all necessary rights in, and power to transfer pursuant to the terms hereof, all of the Equipment, free and clear of all liens and encumbrances (excepting only the Lien of the Lender), and upon the filing with the Secretary of State of Kentucky of a Uniform Commercial Code financing statement naming Lender, as secured party, Borrower, as debtor, and the Equipment as the collateral, Lender shall have a valid, perfected, first priority security interest in the Equipment; (e) no approval of, or filing with, any governmental authority or other person is required in connection with Borrower's entering into, or the payment or performance of its obligations under, this Agreement and the other Loan Documents; (f) there are no suits or proceedings pending or, to the knowledge of Borrower, threatened, before any court or governmental agency against or affecting Borrower which, if decided adversely to Borrower, would adversely affect the conduct of its business or its ability to perform any of its obligations under or the enforceability of this Agreement and the other Loan Documents; (g) the financial statements of Borrower which have been delivered to Lender have been prepared in accordance with generally accepted accounting principals consistently applied, and fairly present Borrower's financial condition and the results of its operations as of the date of and for the period covered by such statements (subject to customary year-end adjustments), and since the date of such statements there has been no adverse change in such financial condition or operations; (h) Borrower's full and correct legal name is set forth on the signature page hereof and Borrower will not change its legal name or the location of its jurisdiction of organization without giving to Lender at least thirty (30) days prior written notice thereof; (i) the Equipment will always be used for business or commercial, and not personal purposes; (j) Borrower is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have an adverse effect on the condition of its business or its ability to perform any of its obligations under or the enforceability of this Agreement; (k) under the laws of the jurisdiction(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures; and (i) Borrower is, and will remain, in full compliance with all laws and regulations applicable to it including without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Borrower is or shall be (A) listed on the Specially Designated National and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulations or (C) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive order and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

Borrower's representations and warranties shall survive termination or expiration of this Agreement.

            12.       Events of Default and Remedies.

                        (a)        Each of the following events constitutes an "Event of Default" hereunder and any event that, with the passage of time or the giving of notice, or both, would constitute an Event of Default shall constitute a "Default" hereunder.  (i) Borrower fails to pay any amount of principal and interest when due under the Note and such failure continues for a period of ten (10) days; (ii) any representation or warranty made by Borrower in this Agreement or in any other Loan Document shall at any time prove to have been incorrect in any material respect as and when made; (iii) Borrower fails (A) to obtain and maintain the insurance coverage required herein; or (B) fails to observe or perform any other covenant, condition or agreement under this Agreement or any other Loan Document and, in the case of clause (B), such failure continues unremedied for a period of fifteen (15) days; (iv) Borrower shall have consolidated with, merged with or into, or conveyed, sold or otherwise transferred all or substantially all of its assets or shall have failed to maintain its corporate existence; (v) Borrower (A) ceases doing business as a going concern; (B) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature or generally fails to pay its debts as they become due; (C) initiates any voluntary bankruptcy, reorganization, insolvency or similar proceeding; (D) fails to obtain the discharge of any bankruptcy, reorganization, insolvency or similar proceeding initiated against it by others within sixty (60) days of the date such proceedings were initiated; (E) requests or consents to the appointment of a trustee, custodian or receiver or other officer with similar powers for itself or a substantial part of its property; or (F) a trustee, custodian or receiver or other officer with similar powers is appointed for itself or for a substantial part of its property; (vi) a default shall have occurred and be continuing under any contract, agreement or document between Borrower and Lender or any affiliate of Lender; (vii) if Borrower's obligations are guaranteed by any other party, an "Event of Default" (under and as defined in the Guaranty executed by such Guarantor) shall occur; or (viii) a material adverse change in Borrower's existing or prospective financial condition or results of operations since the date hereof which may affect the ability of Borrower to perform its obligations under the Loan Documents shall occur and be continuing.

                        (b)        Upon the occurrence of an Event of Default, Lender may, (i) at its option, declare all of the Obligations, including the entire unpaid principal of the Note, all of the unpaid interest accrued therein, and all of the other sums (if any) payable by Borrower under this Agreement, the Note, or any of the other Loan Documents, to be immediately due and payable, and (ii) proceed to exercise any one or more of the following remedies and any additional rights and remedies permitted by law (none of which shall be exclusive), all of which are hereby authorized by Borrower:

(i)         Borrower shall upon demand assemble or cause to be assembled any or all of the Equipment at a location designated by Lender, and/or to return promptly, at Borrower's expense, any or all of the Equipment to Lender at such location;

(ii)        Lender may itself or by its agents enter upon the premises of Borrower or any other location where the Equipment is located and take possession of and render unusable by Borrower any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession;

(iii)       Sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lender's possession, at public or private sale with or without notice to Borrower, with the right of Lender to purchase and apply the net proceeds of such disposition, after deducting all costs of such disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers' fees), to the obligations of Borrower under the Note and the other Loan Documents, with Borrower remaining liable for any deficiency and with any excess being retained by Lender, or retain any and all of the Equipment;

(iv)       Proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Borrower or to recover damages associated with such Event of Default; or exercise any other right or remedy available to Lender at law or in equity;

(v)        By offset, recoupment or other manner of application, apply any security deposit, monies held in deposit or other sums then held by Lender or any affiliate of Lender, and with respect to which Borrower has an interest, against any obligations of Borrower arising under this Agreement or any other Loan Document, whether or not Borrower has pledged, assigned or granted a security interest to Lender in any or all such sums as collateral for said obligations.

                        (c)        Borrower shall indemnify, defend and hold Lender harmless for any loss, personal injury (including death), or damage to property, suffered by Lender, its employees or any of its agents in connection with its entry onto the premises of Borrower or any third party hereunder.  Each of the rights and remedies of Lender hereunder and under the other Loan Documents is in addition to all of its other rights and remedies hereunder, under the other Loan Documents and under applicable law and nothing in this Agreement or any other Loan Document shall be construed as limiting any such right or remedy.  Lender's failure to exercise or delay in exercising any right, power or remedy available to Lender shall not constitute a waiver or otherwise affect or impair its rights to the future exercise of any such right, power or remedy.  Waiver by Lender of any Event of Default shall not be a waiver by Lender of any other or subsequent Events of Default,

            13.       General Indemnification.  Borrower shall pay, and shall indemnify and hold Lender, its directors, officers, agents, employees, successors and assigns (each an "Indemnitee") harmless on an after-tax basis from and against, any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys' fees), obligations, liabilities, demands and judgments, and Liens, of any nature whatsoever (collectively, a "Liability") arising out of or in any way related to: (a) the Loan Documents, (b) the manufacture, purchase, ownership, title, selection, acceptance, rejection, possession, lease, sublease, operation, use, maintenance, documenting, inspection, control, loss, damage, destruction, removal, storage, surrender, sale, use, condition, delivery, nondelivery, return or other disposition of or any other matter relating to any Item of Equipment or any part or portion thereof (including, in each case and without limitation, latent or other defects, whether or not discoverable, any claim for patent, trademark or copyright infringement) and any and all Liabilities in any way relating to or arising out of injury to persons, properties or the environment or any and all Liabilities based on strict liability in tort, negligence, breach of warranties or violations of any regulatory law or requirement, (c) a failure to comply fully with applicable law and (d) Borrower's failure to perform any covenant, or Borrower's breach of any representation or warranty, hereunder; provided, that the foregoing indemnity shall not extend to the Liabilities to the extent resulting solely from the gross negligence or willful misconduct of an Indemnitee.

            14.       Additional Costs; No Reduction.

                        (a)        If Lender shall reasonably determine that any future applicable law, rule or regulation, or any change in any present law or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital, as a consequence of its obligations hereunder, to a level below that which Lender could have achieved but for such adoption, change or compliance by any amount deemed by Lender to be material and is not otherwise reflected in the interest and other charges payable by Borrower hereunder then Borrower shall pay to Lender upon demand such amount or amounts, in addition to the amounts payable under the other provisions of this Agreement, or the Note, as will compensate Lender for such reduction.  Determinations by Lender of the additional amount or amounts required to compensate Lender in respect of the foregoing shall be conclusive in the absence of manifest error.  In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods.

                        (b)        All payments due to the Lender under the Loan Documents, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower thereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or for any tax, levy or impost.

            15.       Filing Authority.  Borrower hereby authorizes Lender to file, solely at the expense of Borrower, any Uniform Commercial Code financing statements or other similar documents that Lender reasonably deems necessary or advisable to protect its interest.  Borrower agrees promptly to execute and deliver to Lender such further documents or other assurances, and to take such further action, including obtaining landlord and mortgagee waivers, as Lender may from time to time reasonably request.

            16.       Successors and Assigns.  This Agreement shall inure to the benefit of Lender, its successors and assigns.  Borrower shall not sublease or otherwise relinquish possession of any Equipment, or assign, transfer or encumber its rights, interest or obligation hereunder.  Lender reserves the right to sell, assign, transfer, negotiate or grant any interest in all or any part of, or any interest in, Lender's rights and obligations in, under and to this Agreement, any one or more of the Loan Documents, in the Equipment and/or the Obligations, at any time and from time to time.  Borrower will fully cooperate with Lender in connection with any such conveyance and will execute and deliver such consents and acceptances to any such conveyance, amendments to this Agreement in order to effect any such conveyance (including, without limitation, the appointment of Lender as agent for itself and all assignees) and new or replacement promissory notes for any Note (in an aggregate principal amount not to exceed the Lender's Commitment) in conjunction with any such conveyance.

            17.       Miscellaneous.

                        (a)        Borrower shall pay all costs and expenses of Lender, including, without limitation, reasonable attorneys' and other professional fees, incurred by Lender in the preparation, negotiation, execution and enforcement of this Agreement or any amendment or supplement hereto, enforcing any of the terms, conditions or provisions hereof and in protecting Lender's rights hereunder.

                        (b)        This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.  Any judicial proceeding arising out of or relating to this Agreement may be brought in any court of competent jurisdiction in Hamilton County, Ohio and each of the parties hereto (i) accepts the nonexclusive jurisdiction of such courts and any related appellate court and agrees to be bound by any judgment rendered by any such court in connection with any such proceeding and (ii) waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such court or that such court is an inconvenient forum.  EACH OF THE BORROWER AND LENDER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

                        (c)        All notices delivered hereunder shall be In writing (including facsimile) and shall be delivered to the following addresses:

If to Borrower:

INDUSTRIAL SERVICES OF AMERICA, INC

7100 Grade Lane

Louisville, KY 40232

AM: ***Lessee Contact Name***

Facsimile: ***Lessee Fax Number***

If to Lender:

FIFTH THIRD BANK

401 South 4th Avenue

Louisville, Kentucky 40202

Attn: Commercial Leasing Dept.

Facsimile: (502) 562-5540

                        (d)        Borrower acknowledges and agrees that time is of the essence with respect to its performance under the Loan Documents.  Any failure of Lender to require strict performance by Borrower or any waiver by Lender of any provision herein shall not be construed as a consent or waiver of any provision of this Agreement.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their permitted successors and assigns.

                        (e)        This Agreement, together with all other Loan documents, constitutes the entire understanding or agreement between Lender and Borrower with respect to the Loan, and supersedes all prior agreements, representations and understandings relating to the subject matter hereof.

                        (f)         Neither this Agreement nor any other Loan Document may be amended except by a written instrument signed by Lender and Borrower.

                        (g)        This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                        (h)        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.  Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof.

            IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement as of the day and year first above written.

LENDER:

FIFTH THIRD BANK

By: /s/ Henry Kelsey

Name: Henry Kelsey

Title:

BORROWER:

INDUSTRIAL SERVICES OF AMERICA, INC

By:  /s/ Alan Schroering

Name: Alan Schroering

Title: CFO